As filed with the Securities and Exchange Commission on July 13, 2005

Registration No. 333-117307

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

TARANTELLA, INC.

(Exact name of Registrant as specified in its charter)

California	3577	94-2549086
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Tarantella, Inc.

100 Albright Way, Suite D

Los Gatos, California 95032

(408) 341-7222

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John M. Greeley

Chief Financial Officer

Tarantella, Inc.

100 Albright Way, Suite D

Los Gatos, California 95032

(408) 341-7222

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Legal Department Tarantella, Inc. 100 Albright Way, Suite D Los Gatos, California 95032 (408) 341-7222	Michael Danaher Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 (650) 493-9300

The Registration Fee was previously calculated and paid in connection with the filing of the Registration Statement on July 12, 2004.

No Exhibits are filed with this Post-Effective Amendment.

EXPLANATORY NOTE

Tarantella, Inc. registered 3,050,000 shares of its common stock for future issuance under its 2002 Incentive Stock Option Plan, 2003 Stock Option Plan and Employee Stock Purchase Plan (collectively, the “Plans”) pursuant to a Registration Statement on Form S-8 (File No. 333-117307) filed with the Securities and Exchange Commission on July 12, 2004. This Post-Effective Amendment No. 1 is being filed to deregister all shares of Tarantella, Inc.’s common stock reserved for issuance under the Plans that have not yet been issued.

Accordingly, Tarantella, Inc. hereby withdraws from registration under the Registration Statement on Form S-8 the shares of its common stock that have not been and will not be issued under the Plans.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Gatos, County of Santa Clara, State of California, on the 13th day of July, 2005.

TARANTELLA, Inc.

By:	/s/ FRANCIS E. WILDE
Francis E. Wilde
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ FRANCIS E. WILDE Francis E. Wilde	President, Chief Executive Officer and Director (Principal Executive Officer)	July 13, 2005

/s/ JOHN M. GREELEY John M. Greeley	Vice President and Chief Financial Officer (Principal Financial Officer)	July 13, 2005

/s/ ROBERT MORLEY Robert Morley	Vice President and Corporate Controller (Principal Accounting Officer)	July 13, 2005

* Alok Mohan	Director	July 13, 2005

* Douglas Michels	Director	July 13, 2005

* Gilbert Williamson	Director	July 13, 2005

* Ronald Lachman	Director	July 13, 2005

Signature	Title	Date

* Bruce Ryan	Director	July 13, 2005

* Ninian Eadie	Director	July 13, 2005

* By:	/s/ JOHN M. GREELEY
John M. Greeley
Attorney-in-Fact